DIREXION FUNDS
FOURTH AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FOURTH AMENDMENT, effective as of the 15th day of March, 2009, to the Custody Agreement dated as of November 2, 2007, as amended May 8, 2008, June 4, 2008 and December 18, 2008 (the “Custody Agreement”), is entered into by and between Direxion Funds, a Massachusetts business trust (the “Trust”) and U.S. Bank, National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Custody Agreement to revise the list of funds; and

WHEREAS, Article XIV, Section 14.2 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C, the list of funds, is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS	U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Dan O'Neill	By: /s/ Michael R. McVoy

Name: Dan O'Neill	Name: Michael R. McVoy

Title: President	Title: Vice President

03/27/09

Exhibit C to the Custody Agreement – Direxion Fund Names
Separate Series of Direxion Funds – March 15, 2009

FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS

S&P 500 Bull 2.5x Fund		x
NASDAQ-100 Bull 2.5x Fund		x
Small Cap Bull 2.5x Fund		x
Dollar Bull 2.5x Fund		x
Emerging Markets Bull 2x Fund		x
Developed Markets Bull 2x Fund		x
Latin America Bull 2x Fund		x
Commodity Bull 2x Fund		x
10 Year Note Bull 2.5x Fund		x
U.S. Government Money Market		x
S&P 500 Bear 2.5x Fund		x
NASDAQ-100 Bear 2.5x Fund		x
Mid Cap Bear 2.5x Fund		x
Small Cap Bear 2.5x Fund		x
Dollar Bear 2.5x Fund		x
Emerging Markets Bear 2x Fund		x
Developed Markets Bear 2x Fund		x
10 Year Note Bear 2.5x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Market Leaders Fund f/k/a Evolution Small Cap Fund		x
Evolution Alternative Investment Fund f/k/a Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
China Bull 2x Fund		x
Commodity Trends Strategy Fund		x	x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund		x	x
Direxion/Wilshire Dynamic Fund		x	x

03/27/09                                                                                                                                              2